SUBITEM 77E:  LEGAL PROCEEDINGS

LEGAL PROCEEDINGS

Since October 2003 Federated
and related entities collectively
 Federated and various Federated
funds Funds have been named as
defendants in several class action
lawsuits now pending in the
United States District Court for the
 District of Maryland. The lawsuits
were purportedly filed on behalf
of people who purchased owned andor
redeemed shares of Federatedsponsored
mutual funds during
specified periods beginning November 1
 1998. The suits are generally similar
 in alleging that
Federated engaged in illegal and improper
 trading practices including market timing and late trading in concert with certain institutional traders which allegedly caused financial injury to the mutual fund shareholders. These lawsuits began to be filed shortly after Federateds first public announcement that it had received requests for information on shareholder trading activities in the Funds from the SEC the
Office of the New York State Attorney General
NYAG and other authorities. In that regard on November 28 2005 Federated announced that it had reached final settlements with the SEC and the
NYAG with respect to those matters.
Specifically the SEC and NYAG settled
proceedings against three
Federated subsidiaries involving
undisclosed market timing arrangements
and late trading. The SEC
made findings: that Federated Investment
 Management Company FIMC an SECregistered investment adviser to various Funds and Federated Securities Corp. an
SECregistered brokerdealer
and distributor for the Funds
 violated provisions of the Investment
Advisers Act and Investment
Company Act by approving but not
disclosing three market timing arrangements or the associated conflict of interest between FIMC and the funds involved in the arrangements either to other fund shareholders or to the funds board and that Federated Shareholder
 Services Company formerly an
SECregistered transfer agent
 failed to prevent a customer and
 a Federated employee from late trading
in violation of provisions of the
Investment Company Act. The NYAG found
that such conduct violated
provisions of New York State law.
 Federated entered into the settlements
 without admitting or denying
the regulators findings. As
 Federated previously reported in 2004
 it has already paid approximately
$8.0 million to certain funds as
determined by an independent consultant.
 As part of these settlements
Federated agreed to pay disgorgement
and a civil money penalty in the
aggregate amount of an
additional $72 million and among other
 things agreed that it would not
serve as investment adviser to
any registered investment company
 unless i at least 75% of the funds
 directors are independent of
Federated ii the chairman of each
 such fund is independent of Federated
iii no action may be taken
by the funds board or any committee
 thereof unless approved by a majority
of the independent trustees
of the fund or committee respectively
and iv the fund appoints a senior
 officer who reports to the
independent trustees and is responsible
for monitoring compliance by the fund with
 applicable laws and
fiduciary duties and for managing the
 process by which management fees charged to a fund are approved. The settlements are described in
 Federateds announcement which along
with previous press
releases and related communications on
those matters is available in the About
 Us section of
Federateds website at FederatedInvestors.com.
Federated and various Funds have also
 been named as defendants in several
 additional lawsuits the
majority of which are now pending in
the United States District Court for
 the Western District of
Pennsylvania alleging among other
things excessive advisory and Rule 12b1 fees.
The board of the Funds has retained
the law firm of Dickstein Shapiro Morin
 & Oshinsky LLP to
represent the Funds in these lawsuits.
 Federated and the Funds and their
respective counsel are
reviewing the allegations and intend to
 defend this litigation. Additional
 lawsuits based upon similar
allegations may be filed in the future.
The potential impact of these lawsuits
 all of which seek
unquantified damages attorneys fees
 and expenses and future potential
 similar suits is uncertain.
Although we do not believe that these
lawsuits will have a material adverse
 effect on the Funds there
can be no assurance that these suits
ongoing adverse publicity andor other
 developments resulting
from the regulatory investigations will
not result in increased Fund redemptions
 reduced sales of Fund
shares or other adverse consequences
for the Funds.